UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2025

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	001-38265	98-1391970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
nVent Electric plc (the "Company") held its 2025 annual general meeting of shareholders on May 16, 2025. There were 164,635,656 ordinary shares issued and outstanding at the close of business on March 19, 2025 and entitled to vote at the annual general meeting. A total of 149,133,930 ordinary shares (90.58%) were represented at the annual general meeting.
The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Elect Director Nominees
To elect nine director nominees for one-year terms expiring on completion of the 2026 annual general meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Sherry A. Aaholm	140,666,230	130,378	148,110	8,189,212
Jerry W. Burris	139,854,180	905,666	184,872	8,189,212
Susan M. Cameron	140,544,310	214,347	186,061	8,189,212
Michael L. Ducker	135,547,145	5,247,556	150,017	8,189,212
Danita K. Ostling	140,653,618	138,367	152,733	8,189,212
Nicola Palmer	140,554,253	205,451	185,014	8,189,212
Herbert K. Parker	138,123,434	2,664,444	156,840	8,189,212
Greg Scheu	140,652,697	133,828	158,193	8,189,212
Beth A. Wozniak	133,671,781	7,123,203	149,734	8,189,212
Proposal 2. — Approve, by Non-Binding Advisory Vote, the Compensation of the Named Executive Officers
To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
133,880,793	6,809,445	254,480	8,189,212
Proposal 3. — Recommend, by Non-Binding Advisory Vote, the Frequency of Advisory Votes on the Compensation of Named Executive Officers
To approve, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The frequency of future advisory votes on the compensation of the Company’s named executive officers was recommended, by non-binding advisory vote, by shareholders as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
138,772,693	68,462	1,941,108	162,455	8,189,212

In light of the results of this vote and other factors, the board of directors of the Company approved including a non-binding shareholder advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy materials on an annual basis until the next time the Company is required to include in its proxy materials a non-binding advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers, which would be at the Company’s 2031 annual general meeting of shareholders.

Proposal 4. — Ratify, by Non-Binding Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of nVent Electric plc and Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration
To ratify, by non-binding advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2025 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
147,022,442	1,967,400	144,088
Proposal 5. — Authorize the Board of Directors to Allot and Issue New Shares Under Irish Law
To authorize the Board of Directors to allot and issue new shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
137,879,022	2,943,774	121,922	8,189,212
Proposal 6. — Authorize the Board of Directors to Opt Out of Statutory Preemption Rights Under Irish Law
To authorize the Board of Directors to opt out of statutory preemption rights under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,104,310	5,683,720	156,688	8,189,212
Proposal 7. — Authorize the Price Range at Which nVent Electric plc Can Re-allot Shares It Holds as Treasury Shares Under Irish Law
To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
140,468,005	286,099	190,614	8,189,212

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on May 16, 2025.

nVent Electric plc
Registrant

By:	/s/ Jon D. Lammers
Jon D. Lammers
Executive Vice President, General Counsel and Secretary